UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2014

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 7, 2014, Energy XXI (Bermuda) Limited (the “Parent”) issued a press release announcing the launch of a consent solicitation (the “Consent Solicitation”) of consents from holders of the 8.250% Senior Notes due 2018 (the “Notes”) of EPL Oil & Gas, Inc. (“EPL”), issued pursuant to the Indenture, dated as of February 14, 2011 (as amended, the “Indenture”), by and among EPL, the guarantors party thereto, and U.S. Bank National Association, as trustee, to proposed amendments to certain definitions set forth in the Indenture (the “Proposed Amendments”). The Consent Solicitation is being conducted in connection with the proposed merger of Clyde Merger Sub, Inc. (“Merger Sub”) with and into EPL, with EPL as the surviving corporation (the “Merger”) and becoming a wholly-owned subsidiary of Parent, pursuant to that Agreement and Plan of Merger, dated as of March 12, 2014, by and among Parent, EPL, Energy XXI Gulf Coast, Inc. and Merger Sub. A copy of the press release announcing the launch of the Consent Solicitation is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The Consent Solicitation is being made pursuant to a consent solicitation statement (the “Consent Solicitation Statement”) and an accompanying form of consent, which is being sent to holders of record of the Notes as of 5:00 p.m. New York time on April 4, 2014. The Consent Solicitation Statement sets forth the complete terms of the Consent Solicitation and is attached hereto as Exhibit 99.2. EPL is required pursuant to the Merger Agreement to enter into a Supplemental Indenture upon receipt of the Requisite Consents (as defined in the Consent Solicitation Statement). The Proposed Amendments will cease to be operative if the Merger is not consummated.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Energy (XXI) Bermuda Limited, dated April 7, 2014

99.2	Consent Solicitation Statement, dated April 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

	By:	/s/ David West Griffin
David West Griffin
April 7, 2014		Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Energy (XXI) Bermuda Limited, dated April 7, 2014

99.2	Consent Solicitation Statement, dated April 7, 2014